UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2025

LogicMark, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36616	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Diode Lane Louisville, KY	40299
(Address of registrant’s principal executive office)	(Zip code)

Registrant’s telephone number, including area code: (502) 442-7911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
-	-	-

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 15, 2025, LogicMark, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). Set forth below are the five proposals that were voted on at the Annual Meeting and the stockholder votes on each such proposal, as certified by the inspector of elections for the Annual Meeting. These proposals are described in further detail in the Definitive Proxy Statement on Schedule 14A filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on July 10, 2025 (the “Proxy Statement”).

As of the close of business on June 23, 2025, the record date (the “Record Date”) for the Annual Meeting, 576,305,099 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), were issued, outstanding and entitled to vote, 1 share of the Company’s Series C Non-Convertible Voting Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”), was issued, outstanding and entitled to vote, held by one record holder, and 106,333 shares of the Company’s Series F Convertible Preferred Stock, par value $0.0001 per share (the “Series F Preferred Stock”), were issued, outstanding and entitled to vote, held by one record holder. Holders of shares of Common Stock and the holder of the shares of Series C Preferred Stock were entitled to one vote per share for each share of Common Stock and/or share of Series C Preferred Stock held by them. The holder of shares of Series F Preferred Stock was entitled to vote on an as-converted to Common Stock basis, entitling such holder to 82 votes for the 106,333 shares of Series F Preferred Stock held by such holder. Stockholders holding an aggregate of 202,336,857 votes were present at the Annual Meeting, in person or represented by proxy, which number constituted a quorum.

Proposal 1 – The five (5) nominees named in the Proxy Statement were elected at the Annual Meeting to serve as the Company’s directors until the Company’s 2026 Annual Meeting of Stockholders and until each of their respective successors are elected and qualified or until each of their earlier resignation or removal. The final voting results with respect to the election of each such nominee were as follows:

Nominee	For	Withheld
Chia-Lin Simmons	65,748,226	22,160,751
Robert Curtis	66,853,505	21,055,471
John Pettitt	66,704,660	21,204,317
Barbara Gutierrez	66,127,593	21,781,384
Carine Schneider	66,227,963	21,681,014

There were 114,427,880 broker non-votes with respect to each such nominee for the first proposal other than Robert Curtis, for whom there were 114,427,881 broker non-votes.

Proposal 2 – The appointment of BPM LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2025 was ratified by the Company’s stockholders. The final voting results were as follows:

For	Against	Abstain
179,341,938	18,136,705	4,858,210

Proposal 3 – The authorization of the Company’s board of directors (the “Board”) to amend the Charter to effect a reverse stock split of the outstanding shares of Common Stock by a ratio in the range of one-for-three hundred to one-for-seven hundred fifty, to be determined in the Board’s sole discretion, no later than December 31, 2025 (the “Common Stock Reverse Split”) was approved by the Company’s stockholders. The final voting results were as follows:

For	Against	Abstain
136,569,236	64,968,050	799,569

Proposal 4 – The authorization of the Board to amend the Charter by amending the Certificate of Designations, Preferences and Rights of Series C Preferred Stock to (i) effect a reverse stock split of the outstanding shares of Series C Preferred Stock by the same ratio as the Board selects for the Common Stock Reverse Split (the “Series C Reverse Stock Split”) and (ii) if applicable, proportionally adjust the stated value of the Series C Preferred Stock to reflect the ratio selected for the Series C Reverse Stock Split, was approved by the Company’s stockholders. The final voting results were as follows:

For	Against	Abstain
137,354,427	56,100,900	8,881,527

There were 3 broker non-votes with respect to the fourth proposal.

Proposal 5 – The authorization of the Board to amend the Charter by deleting language prohibiting the Company from decreasing the number of authorized shares of Common Stock or preferred stock below the applicable number of shares thereof then outstanding, and to make other technical amendments to the Charter due to such deletion, was not approved by the Company’s stockholders. The final voting results were as follows:

For	Against	Abstain
144,142,831	48,142,099	10,051,927

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2025	LogicMark, Inc.

	By:	/s/ Mark Archer
		Name:	Mark Archer
		Title:	Chief Financial Officer

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